UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant    ☑
Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12
CSK Auto Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☑	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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645 East Missouri Avenue, Suite 400
Phoenix, Arizona 85012
(602) 265-9200
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on December 2, 2005 at 9:00 a.m. Mountain Standard (Phoenix local) Time
Fellow Stockholders:
      On behalf of the Board of Directors, you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of CSK Auto Corporation, a Delaware corporation (the “Company”), on December 2, 2005, at 9:00 a.m. Mountain Standard (Phoenix local) Time, at our corporate headquarters, located at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012 for the following purposes:

•	To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 58,000,000 shares to 90,000,000 shares, which Certificate of Amendment was approved by our Board of Directors on October 18, 2005; and

•	To transact any other business properly brought before the Special Meeting or any adjournments or postponements thereof.
      The Board of Directors established October 27, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof. It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend in person, please complete, sign, date and return your proxy card promptly in the envelope provided. If you attend the Special Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

By Order of the Board of Directors,

Maynard Jenkins
Chairman and Chief Executive Officer
Phoenix, Arizona
November 4, 2005

CSK AUTO CORPORATION
645 East Missouri Avenue, Suite 400
Phoenix, Arizona 85012
PROXY STATEMENT
       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CSK Auto Corporation (the “Company”) for use in voting at the Special Meeting of Stockholders (the “Special Meeting”) to be held at our corporate headquarters (our principal executive office) located at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012 on Friday, December 2, 2005 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any postponement or adjournment thereof, for the purposes set forth in this Proxy Statement and in the attached notice. Unless the context indicates otherwise, the “Company,” “we,” and “our” refer to CSK Auto Corporation and its subsidiaries.
      We can be reached by telephone at (602) 265-9200. This Proxy Statement and the accompanying proxy card are being mailed on or about November 4, 2005 to our stockholders of record as of the Record Date (defined below).
Voting and Attendance

Voting at the Special Meeting
      Our common stock is the only security entitled to vote at the Special Meeting. Only stockholders of record at the close of business on October 27, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 43,806,159 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.
      In order to obtain a quorum (the minimum number of stockholders required to be present in person or by proxy to take valid action) at the Special Meeting, holders of a majority of the issued and outstanding shares of our common stock entitled to vote must attend, either in person or by proxy. In accordance with Delaware law, if a stockholder abstains from voting on an action, that stockholder’s shares will still be counted in determining whether the requisite number of stockholders attended the Special Meeting. Shares of stock represented by “broker non-votes” (i.e., shares of stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) will be treated as present for purposes of determining a quorum.
      Approval of the proposal to amend our Restated Certificate of Incorporation, as amended (hereinafter, “Restated Certificate of Incorporation”), to increase the number of authorized shares of our common stock from 58,000,000 shares to 90,000,000 shares requires the affirmative vote of a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting.
      All valid proxies received pursuant to this solicitation will be voted in accordance with the instructions specified in the proxy. If no such instructions have been specified, the shares will be voted “FOR” the amendment to the Restated Certificate of Incorporation to increase the aggregate number of shares of common stock authorized for issuance from 58,000,000 shares to 90,000,000 shares.
      We do not know of any matters to be acted upon at the Special Meeting other than that discussed in this Proxy Statement. If other matters properly come before the Special Meeting, it is the intention of the persons named in the solicited proxy to vote on such matters in accordance with their best judgment.
      Any stockholder who has executed and returned a proxy that is not irrevocable and who for any reason desires to revoke such proxy may do so at any time before the proxy is exercised (i) by delivering written notice prior to the Special Meeting to the Secretary of the Company at the above address, (ii) by voting the shares represented by such proxy in person at the Special Meeting, or (iii) by delivering to the Secretary of the Company a later dated proxy at any time before the closing of the polls. Attendance at the Special Meeting will not, by itself, revoke a proxy.

Voting in Person
      If you wish to attend the Special Meeting in person, you must have an admission ticket. Advance ticket requests must be submitted in writing and received by CSK Auto Corporation on or before November 28, 2005. No advance ticket requests will be processed after that date. Submit advance ticket requests to Randi V. Morrison, Secretary, by mail at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012. Tickets will be available at the door for stockholders of record on the record date and for such stockholders’ authorized proxy holders. Each stockholder of record on the Record Date, or such stockholder’s authorized proxy holder, is entitled to bring one guest.

Voting by Proxy
      If you properly execute the enclosed proxy card and return it in time for the Special Meeting, your proxy will be considered validly given. We are also offering stockholders the opportunity to vote by telephone or via the Internet. Instructions for stockholders interested in using one of these other methods to vote are set forth on the enclosed proxy card.
Expenses of Solicitation
      The costs of solicitation of proxies will be borne by the Company. Such costs include preparation, printing, and mailing of the Notice of Special Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, the fees to be paid by the Company to an outside firm for proxy solicitation-related services (such fees, including reimbursable expenses, anticipated to be approximately $15,000), and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may include telephone, facsimile or oral communications, with the assistance of the proxy solicitation firm retained by us as referenced above, as well as by directors, officers, or other associates of the Company acting without special compensation.
Dissenter’s Rights
      Neither Delaware law nor our Restated Certificate of Incorporation or bylaws provide our stockholders with dissenters’ rights in connection with the amendment of the Restated Certificate of Incorporation.

PROPOSAL 1
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
      The Board of Directors, by resolution adopted on October 18, 2005, unanimously approved and recommended for approval by our stockholders an amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of our common stock, par value $0.01 per share (the “Common Stock”), to 90,000,000 shares from the current authorized number of 58,000,000 shares.
      Our Restated Certificate of Incorporation currently authorizes the issuance by the Company of up to 58,000,000 shares of Common Stock. As of October 18, 2005, there were approximately 43.8 million shares of Common Stock issued and outstanding, approximately 5.5 million shares of Common Stock reserved for issuance pursuant to our various stock and stock option plans (inclusive of outstanding stock options and restricted shares), approximately 3.5 million shares of Common Stock reserved for potential future issuance in connection with the sale by the Company’s subsidiary, CSK Auto, Inc. (“Auto”), in July and August 2005 of certain senior exchangeable notes, which notes are exchangeable into shares of Common Stock (the “Exchangeable Notes”), and approximately 2.0 million shares of Common Stock reserved for potential future issuance in connection with a warrant option transaction (the “Warrant Option”) that was a part of an exchangeable note hedge transaction entered into in connection with Auto’s issuance of the Exchangeable Notes, and which is expected to reduce the potential dilution upon exchange of the Exchangeable Notes. As a result, only approximately 3.2 million shares of Common Stock are presently unreserved and available to us for future issuance. No preferred shares are issued or outstanding.
      Under the terms of the Exchangeable Notes, we can be required to issue up to 7,038,288 shares of Common Stock, subject to adjustment, depending on the reported sale price of the Common Stock at the time of exchange. Under the terms of the Warrant Option, we can be required to issue up to 5,414,063 shares of Common Stock at the time the Warrant Option is exercised, depending on whether the Exchangeable Notes are exchanged and on the reported sale price of the Common Stock at the time of exchange. Under the terms of the Exchangeable Notes and the Warrant Option, we committed to use our reasonable best efforts to secure the approval of our stockholders to increase the number of authorized shares of Common Stock so that the shares of Common Stock potentially issuable pursuant to each of the Exchangeable Notes and the Warrant Option may be fully reserved. There is a possibility that a significant number of such shares of Common Stock will ultimately not be issued upon any exchange of the Exchangeable Notes as the reported sale price of our Common Stock at the time of exchange would need to be significantly higher than recent historical sales prices as reported by the New York Stock Exchange in order for the full 7,038,288 shares to become issuable. In addition, shares of Common Stock that are issued under the Warrant Option will be used to satisfy our exchange obligation pursuant to the Exchangeable Notes in the event that any Exchangeable Notes are exchanged. While, taken together, the Exchangeable Notes and the Warrant Option will not require the issuance of more than 7,038,288 newly issued shares of Common Stock (subject to adjustment), the Company is required to fully reserve the shares potentially issuable under each in accordance with the respective agreements.
      Except as set forth in the immediately prior paragraph, we have not made specific plans for the issuance of the Common Stock relating to the proposed additional authorized shares; however, our Board of Directors believes that the proposed increase in the number of authorized shares is desirable so that we will have greater flexibility to issue shares (i) through general public offerings, for cash or otherwise, to take advantage of favorable market conditions, (ii) in connection with the adoption of new stock plans, (iii) as deemed appropriate in connection with future business opportunities, including acquisitions, and (iv) for other general corporate purposes.
      If the proposed amendment is approved by our stockholders, the additional shares will be available for issuance without further action by our stockholders (unless required by applicable law, rules, or regulations) at such times, for such purposes, and for such consideration as our Board of Directors may determine to be appropriate and in the Company’s best interest. The issuance of additional Common Stock, on other than a pro-rata basis to our existing stockholders, would result in the dilution of some or all of such stockholders’

interest in the Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.
      The affirmative vote of a majority of the shares of Common Stock issued and outstanding is required to approve the amendment to the Restated Certificate of Incorporation.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information concerning beneficial ownership of our common stock as of October 14, 2005 (the “Ownership Date”) (except as indicated below), by (1) each person we know to be a beneficial owner of more than 5% of our outstanding common stock, (2) each director of the Company who could be deemed to be the beneficial owner of shares of our common stock, (3) our Chief Executive Officer and our other four most highly compensated executive officers (as of the Ownership Date) who could be deemed to be the beneficial owner of shares of our common stock, and (4) all directors and executive officers of the Company as a group. The number of shares and total voting power shown include shares that these persons had a right to acquire within sixty (60) days after the Ownership Date, through the exercise of stock options and vested shares they hold in the Company’s 401(k) Plan. Unless otherwise noted, the business address for each director and executive officer is c/o CSK Auto Corporation, 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012.

	Number of	Total Voting
Name	Shares	Power (%)*

Earnest Partners, LLC(1)	7,608,111	17.37
OppenheimerFunds, Inc.(2)	6,568,450	15.00
Oppenheimer Capital Income Fund(2)	6,497,250	14.84
Highbridge Capital Management LLC(3)	2,257,611	5.16
Highbridge International LLC(3)	2,257,611	5.16
Highbridge Capital Corporation(3)	2,257,611	5.16
Highbridge Event Driven/ Relative Value Fund, L.P.(3)	2,257,611	5.16
Highbridge Event Driven/ Relative Value Fund, Ltd.(3)	2,257,611	5.16
Highbridge Long/ Short Equity Fund, L.P.(3)	2,257,611	5.16
Highbridge Long/ Short Equity Fund, Ltd.(3)	2,257,611	5.16
Glenn Dublin(3)	2,257,611	5.16
Henry Swieca(3)	2,257,611	5.16
James Bazlen(4)(5)	348,357	**
Morton Godlas(5)(6)	18,521	**
Terilyn A. Henderson(5)	11,012	**
Charles K. Marquis(5)(7)	50,500	**
Charles J. Philippin(5)	15,601	**
William A. Shutzer(5)	21,671	**
Maynard Jenkins(5)(8)	479,043	1.08
Martin Fraser(5)(9)	111,236	**
Larry Buresh(5)(9)	112,437	**
Dale Ward(5)(9)	39,214	**
Don Watson(5)(9)(10)	72,560	**
All directors and executive officers as a group (11 persons)(4)-(10)	1,307,169	2.93

*	As of the Ownership Date, 43,788,477 shares of common stock were issued and outstanding.

**	Less than 1%.

(1)	Earnest Partners, LLC (“Earnest”) is an investment advisor. Of the shares of common stock shown as beneficially owned by Earnest, Earnest has sole voting power with respect to 2,402,920 of such shares, shared voting power with respect to 2,040,391 of such shares, sole dispositive power with respect to all 7,608,111 of such shares, and shared dispositive power with respect to none of such shares. The address for Earnest is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309. The information with respect to Earnest is as of August 31, 2005 and was obtained from the Schedule 13G/ A filed with the SEC on its behalf on September 13, 2005.

(2)	Oppenheimer Capital Income Fund (“OCIF”) is a registered investment company managed by OppenheimerFunds, Inc. (“OFI”), an investment adviser. Of the shares of common stock shown as beneficially owned by OFI, OFI has sole voting power with respect to none of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 6,568,450 of such shares. Of the shares of common stock shown as beneficially owned by OCIF, OCIF has sole voting power with respect to all 6,497,250 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 6,497,250 of such shares. The address for OFI is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008. The address for OCIF is 6803 S. Tucson Way, Centennial, Colorado 80112. The information with respect to OFI and OCIF is as of December 31, 2004, and was obtained from the Schedule 13G/ A filed with the Securities and Exchange Commission (the “SEC”) on their behalf on February 15, 2005.
(3)	Highbridge International LLC is a wholly owned subsidiary of Highbridge Capital Corporation, a broker/ dealer. Highbridge Capital Management, LLC is the trading manager of Highbridge Capital Corporation, Highbridge Event Drive/ Relative Value Fund, Ltd., and Highbridge Long/ Short Equity Fund, Ltd. Highbridge Capital Management, LLC is the General Partner of Highbridge Event Driven/ Relative Value Fund, L.P. and Highbridge Long/ Short Equity Fund, L.P. Highbridge Capital Management, LLC is exempt from registration as an investment adviser. Glenn Dubin is a Managing Partner of Highbridge Capital Management, LLC. Henry Swieca is a Managing Partner of Highbridge Capital Management, LLC. Collectively these entities and persons are referred to as the “Highbridge Entities.” Each of the Highbridge Entities has sole voting power with respect to none of such shares, shared voting power with respect to 2,257,611 of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 2,257,611 of such shares. The address for Highbridge Capital Management, LLC, Highbridge Event Driven/ Relative Value Fund, L.P., Highbridge Long/ Short Equity Fund, L.P., Glenn Dubin, and Henry Swieca is: 9 West 57th Street, 27th Floor, New York, New York 10019. The address for Highbridge International LLC and Highbridge Capital Corporation is: The Cayman Corporate Center, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies. The address for Highbridge Event Driven/ Relative Value Fund, Ltd. and Highbridge Long/ Short Equity Fund, Ltd. is: c/o Harmonic Fund Services, Bermuda House, 3rd Floor, British American Centre, Dr. Roy’s Drive, P.O. Box 940 GT, George Town, Grand Cayman, Cayman Islands, British West Indies. The information with respect to the Highbridge Entities is as of March 28, 2005, and was obtained from the Schedule 13G/ A filed with the SEC on their behalf on March 28, 2005.
(4)	Includes 259,857 shares of common stock held by a revocable family trust and 2,000 shares of common stock owned by Mr. Bazlen’s children.
(5)	Includes the following shares of our common stock that the following individuals have the right to acquire upon exercise of options: Maynard Jenkins (455,443); James Bazlen (86,500); Martin Fraser (74,632); Larry Buresh (77,613); Dale Ward (26,919); Don Watson (51,795); Morton Godlas (10,000); Terilyn A. Henderson (10,000); Charles K. Marquis (10,000); Charles J. Philippin (10,000); William A. Shutzer (10,000); and all directors and executive officers as a group (841,579).
(6)	Consists of 8,021 shares of common stock held in a revocable family trust; excludes 200 shares of common stock held by Mr. Godlas’ son-in-law, of which Mr. Godlas disclaims beneficial ownership.
(7)	Includes 500 shares of our common stock held in a trust, of which Mr. Marquis is trustee for the benefit of his adult daughter.
(8)	Includes 23,600 shares of common stock held in revocable family trusts.
(9)	Includes shares of restricted stock awarded to the following individuals in October 2004 and June 2005 (total shares awarded are shown in parentheses after each named individual): Martin Fraser (22,348), Larry Buresh (9,824), Dale Ward (10,395), Don Watson (9,926), and all executive officers as a group (59,833). Such shares vest as to 331/3% on each of the first, second and third year anniversaries of the grant date and confer the holders with the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such restricted shares, including voting rights.

(10)	Includes 1,624 shares of our common stock held by Mr. Watson in the common stock fund of the Company’s 401(k) Plan.

OTHER MATTERS
Stockholder Proposals
      Stockholders of record may introduce certain types of proposals that they believe should be voted upon at our 2006 Annual Meeting of Stockholders or nominate persons for election to the Board of Directors. Under the Company’s bylaws, notice of any such proposal or nomination must be provided in writing to the Secretary of the Company not less than 120 calendar days before the date corresponding with the date set forth on the Proxy Statement distributed to stockholders in connection with the preceding year’s annual meeting. Thus, any such proposal or nomination to be considered at the 2006 Annual Meeting must be provided in writing to the Secretary of the Company on or before January 20, 2006. Stockholders wishing to make such proposals or nominations in addition must satisfy other requirements under the Company’s bylaws. If a stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder.

      Please promptly complete, date, sign and mail the accompanying proxy card in the postage-paid envelope enclosed for your convenience or vote by telephone or via the Internet as indicated on the enclosed proxy materials. Giving us your proxy by any of these methods will not prevent you from attending the Special Meeting and voting in person.
Phoenix, Arizona
November 4, 2005

PROXY CARD
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, DECEMBER 2, 2005
AT 9:00 A.M. MOUNTAIN STANDARD (PHOENIX LOCAL) TIME
645 EAST MISSOURI AVENUE, SUITE 400
PHOENIX, ARIZONA 85012
The undersigned hereby appoints Martin Fraser and Randi V. Morrison, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to represent the undersigned and to vote all of the shares of stock in CSK Auto Corporation (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters, located at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012 on Friday, December 2, 2005 at 9:00 a.m. Mountain Standard (Phoenix local) Time, and at any adjournment thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the Special Meeting. Either of such proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.
(Continued, and to be signed on the other side)
The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposal 1.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù
YOUR VOTE IS IMPORTANT!
You can give your proxy in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
OR
2.	CALL TOLL FREE 1-866-540-5760 on a touch-tone telephone and follow the instructions. There is NO CHARGE to you for this call.
OR
3.	Vote your shares at www.proxyvoting.com/cao.

If you plan to attend the Special Meeting in person, please remember to send your written request for an admission ticket to:

CSK Auto Corporation
645 East Missouri Avenue, Suite 400
Phoenix, AZ 85012
Attn: Randi V. Morrison, Secretary

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN
1.	Amendment to the CSK Auto Corporation Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock	☐	☐	☐
Even if you are planning to attend the Special Meeting in person, you are urged to sign and mail this Proxy Card in the return envelope so that your stock may be represented at the Special Meeting.

Signature	Title(s)	Date

Sign exactly as your name(s) appears on this proxy card. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons, as the case may be, should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by an authorized officer. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their title. Please date the proxy card.
• See other side for important information •

Ù FOLD AND DETACH HERE Ù
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the Special Meeting.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/cao		1-866-540-5760

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Proxy Statement
on the Internet at www.cskauto.com